UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 26, 2019

PAYPAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36859	47-2989869
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2211 North First Street

San Jose, California 95131

(Address of principal executive offices, Zip code)

(408) 967-1000

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value $0.0001 per share	PYPL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 26, 2019, PayPal Holdings, Inc. (the “Company”) issued and sold $5,000,000,000 aggregate principal amount of notes, consisting of $1,000,000,000 aggregate principal amount of 2.200% Notes due 2022 (the “2022 Notes”), $1,250,000,000 aggregate principal amount of 2.400% Notes due 2024 (the “2024 Notes), $1,250,000,000 aggregate principal amount of 2.650% Notes due 2026 (the “2026 Notes”) and $1,500,000,000 aggregate principal amount of 2.850% Notes due 2029 (the “2029 Notes” and, together with the 2022 Notes, the 2024 Notes and the 2026 Notes, the “Notes”).

The Notes are being issued pursuant to an indenture, dated as of September 26, 2019 (the “Base Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), together with the officer’s certificate, dated September 26, 2019 (the “Officer’s Certificate” and, together with the Base Indenture, the “Indenture”), issued pursuant to the Indenture establishing the terms of each series of Notes.

The Notes are being issued pursuant to the Company’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission on September 16, 2019 (Registration Statement No. 333-233776) (the “Registration Statement”).

The 2022 Notes will mature on September 26, 2022, the 2024 Notes will mature on October 1, 2024, the 2026 Notes will mature on October 1, 2026 and the 2029 Notes will mature on October 1, 2029, unless earlier redeemed or repurchased. Interest on the 2022 Notes is payable on March 26 and September 26 of each year, beginning on March 26, 2020. Interest on the 2024 Notes, the 2026 Notes and the 2029 Notes is payable on April 1 and October 1 of each year, beginning on April 1, 2020.

The Company may redeem the Notes for cash in whole, at any time, or in part, from time to time, prior to maturity, at redemption prices that include accrued and unpaid interest, if any, and a make-whole premium. However, no make-whole premium will be paid for redemptions of the 2024 Notes on or after September 1, 2024, for redemptions of the 2026 Notes on or after August 1, 2026 or for redemptions of the 2029 Notes on or after July 1, 2029. The Indenture includes covenants (1) limiting the Company’s and its restricted subsidiaries ability to create liens on certain properties and capital stock and indebtedness of these restricted subsidiaries and enter into sale and leaseback transactions with respect to certain properties and (2) limiting the Company’s ability to consolidate, merge or sell all or substantially all of its assets, in each case, subject to a number of important exceptions as specified in the Indenture. The Indenture also contains customary event of default provisions. In the event of the occurrence of both (1) a change of control of the Company and (2) a downgrade of a series of Notes below an investment grade rating by each of Fitch Inc. and Standard & Poor’s Ratings Services within a specified period, the Company will be required to offer to repurchase any outstanding Notes of that series at a price in cash equal to 101% of the then outstanding principal amount of such series of Notes, plus accrued and unpaid interest. The Notes are the Company’s unsecured senior obligations and rank equally in right of payment with all of the Company’s existing and future unsecured and unsubordinated indebtedness. The Notes will be structurally subordinated to the liabilities of our subsidiaries and will be effectively subordinated to any secured indebtedness to the extent of the value of the assets securing such indebtedness.

An affiliate of the Trustee is also a lender under the Company’s credit facility.

The above description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the Indenture and the Officer’s Certificate (including the forms of Notes included therein), attached as Exhibits 4.1, 4.2, 4.3, 4.4, 4.5 and 4.6, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

4.1	Indenture, dated as of September 26, 2019, by and between the Company and the Trustee

4.2	Officer’s Certificate pursuant to the Indenture, dated as of September 26, 2019

4.3	Form of 2022 Note (included in Exhibit 4.2)

4.4	Form of 2024 Note (included in Exhibit 4.2)

4.5	Form of 2026 Note (included in Exhibit 4.2)

4.6	Form of 2029 Note (included in Exhibit 4.2)

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PayPal Holdings, Inc.
(Registrant)

Date: September 26, 2019	/s/ Brian Y. Yamasaki
Name: Brian Y. Yamasaki
Title: Vice President, Corporate Legal and Secretary